UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): December 31, 2016
EATON CORPORATION plc (Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

Pursuant to the Board of Directors Governance Policies, which require a director to retire upon the later of the Annual Shareholders Meeting following the director’s 72nd birthday or the end of the year in which he or she reaches the age of 72, Ned C. Lautenbach retired from the Board effective December 31, 2016.  At such time, the size of the Board was reduced from fourteen to thirteen members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION PLC

Date: January 3, 2017	/s/ Thomas E. Moran
Thomas E. Moran
Senior Vice President and Secretary